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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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EMBARCADERO TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 27, 2001

To Our Stockholders:

    I am pleased to invite you to attend the first annual meeting of stockholders of Embarcadero Technologies, Inc. to be held at the Hyatt Regency San Francisco, 5 Embarcadero Center, San Francisco, California, 94111, on Tuesday, June 5, 2001, at 10:00 a.m. local time.

    The matters expected to be acted upon at the meeting are described in detail in the following Notice of Annual Meeting of Stockholders and Proxy Statement.

    The Board of Directors appreciates and encourages stockholder participation in the Company's affairs and invites you to attend the meeting in person. It is important, however, that your shares be represented at the annual meeting in any event and for that reason we ask that whether or not you expect to attend the meeting, you take a moment to complete, date, sign and return the accompanying proxy in the enclosed postage-paid envelope. Returning the proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

    We thank you for your support and look forward to seeing you at the meeting.

                      Sincerely,

                      Stephen R. Wong
                      President and Chief Executive Officer

EMBARCADERO TECHNOLOGIES, INC.
425 Market Street
Suite 425
San Francisco, California 94105

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 5, 2001

To Our Stockholders:

    NOTICE IS HEREBY GIVEN that the annual meeting of the stockholders of Embarcadero Technologies, Inc., a Delaware corporation (the "Company"), will be held at the Hyatt Regency San Francisco, 5 Embarcadero Center, San Francisco, California, 94111, on Tuesday, June 5, 2001, at 10:00 a.m. local time for the following purposes:

1.	To elect two Class I Directors of the Company to serve on the Board of Directors for a three-year term. The Company's Board of Directors intends to present the following nominees for election as directors:

      Timothy C.K. Chou
      Frank J. Polestra

2.	To ratify the appointment of PricewaterhouseCoopers LLP as independent public accountants of the Company for the fiscal year ending December 31, 2001.
3.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    The Board of Directors has fixed the close of business on April 17, 2001 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting or any adjournment thereof.

                      By Order of the Board of Directors

                      Stephen C. Ferruolo
                      Secretary

San Francisco, California
April 27, 2001

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

EMBARCADERO TECHNOLOGIES, INC.
425 Market Street Suite 425
San Francisco, CA 94105

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 5, 2001

INFORMATION CONCERNING SOLICITATION AND VOTING

General

    The enclosed proxy is solicited on behalf of the Board of Directors of Embarcadero Technologies, Inc., a Delaware corporation (the "Company" or "Embarcadero Technologies"), for use at the annual meeting of stockholders of the Company to be held on June 5, 2001 at 10:00 a.m. local time, or at any adjournment or postponement of the meeting, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting. The annual meeting will be held at the Hyatt Regency San Francisco, 5 Embarcadero Center, San Francisco, California 94111. The Company's telephone number is (415) 834-3131.

    These proxy solicitation materials, together with the Company's 2000 Annual Report, are being mailed on or about May 2, 2001, to all stockholders of record on April 17, 2001.

Record Date

    Stockholders of record at the close of business on April 17, 2001 (the "Record Date") are entitled to notice of, and to vote at, the meeting. At the Record Date, approximately 27,039,387 shares of the Company's common stock were issued and outstanding.

Revocability of Proxies

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a date later than the date of the proxy being revoked, or by attending the meeting and voting in person. Attending the meeting will not, by itself, revoke the proxy.

Voting and Solicitation

    Holders of the Company's common stock are entitled to one vote for each share held as of the record date. In order to constitute a quorum for conduct of business at the annual meeting, a majority of outstanding shares of common stock outstanding on the Record Date must be present in person or represented by proxy at the annual meeting.

  Solicitation

    Solicitation of proxies may be made by directors, officers and other employees of the Company by personal interview, telephone, facsimile or other method. No additional compensation will be paid for such services. Costs of solicitation, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any other information furnished to the stockholders, will be borne by the Company. The Company may reimburse the reasonable charges and expenses of brokerage houses or other nominees or fiduciaries for forwarding proxy materials to, and obtaining authority to execute proxies from, beneficial owners for whose account they hold shares of common stock.

Quorum, Abstentions, and Broker Non-Votes

    The required quorum for the transaction of business at the annual meeting is a majority of the shares of common stock outstanding on the Record Date. Abstentions are included in the determination of shares present for quorum purposes. Because abstentions represent shares entitled to vote, the effect of an abstention will be the same as a vote against a proposal. If shares are held in "street name" through a broker or other nominee, the broker or nominee may not be permitted to exercise voting discretion with respect to certain matters to be acted upon. If the broker or nominee is not given specific instructions, shares held in the name of such broker or nominee may not be voted on those matters and will not be considered as present and entitled to vote with respect to those matters. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum.

STOCKHOLDER PROPOSALS

    The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2002 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is December 28, 2001. Stockholders wishing to submit proposals or director nominations that are not to be included in such proxy statement and proxy must do so on or before December 28, 2001 in accordance with our bylaws. Stockholders are also advised to review the Company's Amended and Restated Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

    Pursuant to the Company's Amended and Restated Bylaws, the Company's Board of Directors (the "Board") is divided into three classes—Class I, II and III Directors. Each director is elected for a three-year term of office, with one class of directors being elected at each annual meeting of stockholders. Each director holds office until his or her successor is elected and qualified or until his earlier death, resignation or removal. The nominees for Class I Directors, Messrs. Chou and Polestra, are currently serving as directors of the Company.

    The size of the Board is presently set at five members. Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote. If signed and returned, shares represented by the accompanying proxy will be voted for the election of the two nominees recommended by the Board unless the proxy is marked in such a manner as to withhold authority so to vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder may determine. Each person nominated for election has agreed to serve if elected and the Company has no reason to believe that any nominee will be unable to serve.

Directors/Nominees

    The information below sets forth the current members of the Board, including the two nominees for Class I Directors:

Name of Director	Age	Class	Position With the Company	Director Since
Stephen R. Wong	41	III	Chairman, President and Chief Executive Officer	1993
Timothy C.K. Chou(1)	46	I	Director	2000
Frank J. Polestra(1)(2)	75	I	Director	1999
Michael J. Roberts(1)	43	II	Director	2000
Dennis J. Wong(2)	43	II	Director	1993

(1)
Current member of the Audit Committee.

(2)
Current member of the Compensation Committee.

    Stephen R. Wong is one of our co-founders and has served as the Chairman of our board of directors since July 1993. From July 1993 until October 1999, Mr. Wong served as our Chief Executive Officer and since June 2000, Mr. Wong has served as our President and Chief Executive Officer. From May 1985 to May 1990, Mr. Wong served as an associate, and subsequently as a partner, of Montgomery Medical Ventures, a venture capital firm, where he specialized in technology transfer and early stage investments. Mr. Wong holds an A.B. degree from Harvard College and an M.B.A. degree from the Harvard Business School. Mr. Wong and Dennis Wong, a member of our board of directors, are brothers.

    Timothy C.K. Chou has served as a member of our board of directors since July 2000. He has served as President and Chief Executive Officer of Oracle Business Online, a division of Oracle Corporation and a leading application service provider, since November 1999. In addition, Mr. Chou serves on the technical advisory board of Webex, Inc., an online conferencing company, and is a lecturer at Stanford University. From October 1996 through October 1999, Mr. Chou served as Chief Operating Officer of Reasoning, Inc., an information technology services firm. From September 1994 through September 1996, Mr. Chou served as Vice President, Server Products, of Oracle Corporation. Mr. Chou holds M.S. and Ph.D. degrees in Electrical Engineering from the University of Illinois Urbana-Champaign.

    Frank J. Polestra has served as a member of our board of directors since November 1999. He has been the Managing Director of Ascent Venture Partners, a venture capital firm, since March 1999. From 1980 to February 1999, Mr. Polestra served as President of Pioneer Capital Corp., a venture capital firm. Mr. Polestra holds Ph.D. and M.S. degrees in Physical Chemistry from Yale University and a Ph.D. degree in Chemistry from the University of Naples, Italy.

    Michael J. Roberts has served as a member of our board of directors since March 2000. He has been Senior Lecturer and Executive Director of Entrepreneurial Studies at the Harvard Business School since June 1997. From 1995 through May 1997, Mr. Roberts served as an independent consultant to new ventures primarily in the health care services, wireless communications, automobile services and restaurant industries. Mr. Roberts holds an A.B. degree from Harvard College and M.B.A. and Ph.D. degrees from the Harvard Business School.

    Dennis J. Wong has served as a member of our board of directors since July 1993. He is currently the Managing Director of SPI Holdings, a real estate investment company which he formed in September 1995. He is also the President of Prism Capital Corp., an investment company which he formed in 1989. Mr. Wong holds an A.B. degree from Harvard College and an M.B.A. degree from the

Harvard Business School. Mr. Wong is a Director of the San Francisco Museum of Modern Art. Mr. Wong and Stephen Wong, our Chairman, President and Chief Executive Officer, are brothers.

Required Vote

    The two nominees receiving the highest number of affirmative votes of the shares present or represented by proxy and entitled to be voted for them will be elected as directors.

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF
EACH OF THE NOMINATED DIRECTORS

BOARD OF DIRECTORS' MEETINGS AND COMMITTEES

    The Board met ten times, including telephone conference meetings, during 2000, and did not act by written consent. No director attended fewer than 75% of the aggregate of the total number of meetings of the Board (held during the period for which he or she was a director) and the total number of meetings held by all committees of the Board on which he or she served (during the period that he or she served), except Timothy C.K. Chou, who attended approximately 58% of such meetings.

    Standing committees of the Board include an Audit Committee and a Compensation Committee. The Company has no nominating committee.

    Timothy C.K. Chou, Frank J. Polestra and Michael J. Roberts are the current members of the Company's Audit Committee. The Audit Committee met twice in 2000. The Audit Committee makes recommendations to the Board regarding the selection of independent accountants, reviews the scope of audit and other services by our independent accountants, reviews the accounting principles and auditing practices and procedures to be used for our financial statements and reviews the results of those audits.

    Frank J. Polestra and Dennis J. Wong are the current members of the Company's Compensation Committee. The Compensation Committee met five times during 2000. The Compensation Committee makes recommendations to the Board regarding our stock and compensation plans, approves compensation of certain officers and grants stock options.

DIRECTOR COMPENSATION

    Other than Stephen Wong, who was compensated at an annual rate equal to $60,000 for his services as our Chairman between October 1999 and May 2000, directors do not receive any cash fees for their service on the board or any board committee, but they are entitled to reimbursement for all reasonable out-of-pocket expenses incurred in connection with their attendance at board and board committee meetings. From time to time, directors who are not employees of Embarcadero have received grants of options to purchase shares of our common stock. Directors receive automatic option grants under our 2000 Nonemployee Directors Option Plan.

COMPENSATION COMMITTEE INTERLOCK AND INSIDER PARTICIPATION INTERLOCKS

    Dennis Wong, a member of the compensation committee, is the brother of Stephen Wong, our Chairman, President and Chief Executive Officer. During 2000, Stephen Wong received $60,000 in compensation for his services as Chairman, President and Chief Executive Officer.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth the beneficial ownership of our common stock as of March 31, 2001 for:

  •
  each person who is known by us to beneficially own more than 5% of our common stock;

  •
  each of our directors;

  •
  each of the Named Executive Officers; and

  •
  all of our current executive officers and directors as a group.

    Percentage of shares owned is based on 27,039,387 shares of common stock outstanding as of March 31, 2001.

    Beneficial ownership is calculated based on requirements of the Securities and Exchange Commission. All shares of the common stock subject to options currently exercisable or exercisable within 60 days after March 31, 2001 are deemed to be outstanding for the purpose of computing the percentage of ownership of the person holding such options, but are not deemed to be outstanding for computing the percentage of ownership of any other person.

    Unless otherwise indicated below, each stockholder named in the table has sole or shared voting and investment power with respect to all shares beneficially owned, subject to applicable community property laws.

    The address of each individual listed in the table is Embarcadero Technologies, Inc., 425 Market Street, Suite 425, San Francisco, California 94105.

Name of Beneficial Owner	Number of Shares Beneficially Owned		Options Included in Beneficial Ownership	Percentage of Shares Owned
Stephen R. Wong	4,997,500		425,000	18.5%
Dennis J. Wong	4,414,668	(1)	8,333	16.3%
Raj P. Sabhlok	110,000		110,000	*
Walter F. Scott III	110,000		110,000	*
Frank J. Polestra	18,333		8,333	*
Michael J. Roberts	8,333		8,333	*
Timothy C. K. Chou	6,250		6,250	*
Stuart Browning	4,041,819		—	15.0%
Nigel C. Myers	4,355,455		—	16.1%
All directors and executive officers as a group (7 persons)	9,665,084		676,249	35.7%

*
Less than 1% of our outstanding common stock.

(1)
Includes 150,000 shares held of record by the Ethan Wong 1999 Investment Trust and 150,000 shares held of record by the Audrey Wong 1999 Investment Trust. Dennis Wong is a Trustee for each trust.

EXECUTIVE COMPENSATION

    The following table sets forth information regarding the compensation for the years ended December 31, 2000 and December 31, 1999 paid by us to each person who served as Chief Executive Officer and to our other executive officers who received salary and bonus compensation in 2000 of more than $100,000. These persons are collectively referred to as the "Named Executive Officers." The compensation table excludes other compensation in the form of perquisites and other personal benefits that constitutes the lesser of $50,000 or 10% of the total salary and bonus earned by each of the Named Executive Officers in 2000.

Summary Compensation Table

							Long Term Compensation Awards
	Annual Compensation
							Securities Underlying Options	All Other Compensation
Name and Principal Position	Year	Salary		Bonus
Stephen R. Wong(1) Chairman, President and Chief Executive Officer	2000 1999	$ $	60,000 60,000	$	— 90,000		— 1,200,000	— —
Raj P. Sabhlok(2) Senior Vice President of Finance and Corporate Development	2000		$187,948		$25,000		600,000	$352,825	(3)
Walter F. Scott III(4) Vice President of Sales	2000		$199,231		$75,000		600,000	$157,737	(5)
Ellen W. Taylor(6) Former President and Chief Executive Officer	2000 1999	$ $	220,000 44,141		$50,000 —	(7)	— 880,000	$31,518 —	(8)

(1)
Mr. Wong served as our Chief Executive Officer from July 1993 through October 1999, and became our President and Chief Executive Officer in June 2000.

(2)
Mr. Sabhlok became our Senior Vice President of Finance and Corporate Development in January 2000. Compensation is for partial year.

(3)
Includes $306,711 as reimbursement for inability to realize gains on stock options from former employer pursuant to a January 2000 letter agreement and $46,114 as reimbursement for relocation expenses.

(4)
Mr. Scott became our Vice President of Sales in January 2000. Compensation is for partial year.

(5)
Includes $76,872 as reimbursement for inability to realize gains on stock options from former employer pursuant to a December 1999 letter agreement and $80,865 as reimbursement for relocation expenses.

(6)
Ms. Taylor served as our President and Chief Executive Officer from October 1999 to May 2000. 1999 compensation is for partial year. 2000 compensation includes severance payments.

(7)
One-time lump sum payment pursuant to separation agreement.

(8)
Reimbursement for relocation expenses.

Stock Options Granted in the Fiscal Year Ended December 31, 2000

    The following table sets forth information with respect to stock options granted during the year ended December 31, 2000 to each of the Named Executive Officers. All options were granted under Embarcadero's 1993 Stock Option Plan. Unless stated otherwise, options granted under that plan normally vest over a four-year period in sixteen equal quarterly installments. Our board of directors retains discretion to modify the terms, including the price of outstanding options.

    The percentage of options granted is based on an aggregate of 2,873,400 options we granted during the fiscal year ended December 31, 2000, including the Named Executive Officers. All options listed were granted prior to our initial public offering and were granted at an exercise price at least equal to the fair market value of our common stock on the date of the grant as determined by our board of directors.

    The potential realizable value amounts in the last two columns of the following chart are calculated by assuming a base price of $10.00 per share, our initial public offering price, and represent hypothetical gains that could be achieved for the respective options if exercised and sold at the end of the option term. The assumed 5% and 10% annual rates of stock price appreciation from the date of grant to the end of the option term are provided in accordance with rules of the SEC and do not represent our estimate or projection of the future common stock price. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock, overall market conditions and the option holder's continued employment through the vesting period. This table does not take into account any actual appreciation in the price of the common stock from the date of grant to the present.

	Individual Grants
		Percentage of Total Options Granted to Employees in Fiscal Year
	Number of Securities Underlying Options Granted				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
			Exercise Price Per Share	Expiration Date
Name					5%	10%
Stephen R. Wong	—	—	—	—	—	—
Raj P. Sabhlok	500,000	17.4%	$1.50	Jan. 15, 2007	$6,285,502	$8,993,585
	100,000	3.5	5.00	Jan. 15, 2007	907,100	1,448,717
Walter F. Scott III	500,000	17.4	1.50	Jan. 5, 2007	6,285,502	8,993,585
	100,000	3.5	5.00	Jan. 5, 2007	907,100	1,448,717
Ellen W. Taylor	—	—	—	—	—	—

Aggregated Option Exercises in Fiscal Year 2000 and Fiscal-Year End Option Values

    The following table sets forth information regarding exercised stock options during the year ended December 31, 2000 and unexercised options held as of December 31, 2000 by each of the Named Executive Officers. All options were granted under our Stock Option Plan.

			Number of Securities Underlying Unexercised Options at Fiscal Year-End
					Value of Unexercised In-the-Money Options at Fiscal Year-End(2)
	Shares Acquired on Exercise
		Value Realized(1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Stephen R. Wong	100,000	$2,975,000	350,000	750,000	$15,662,500	$33,562,500
Raj P. Sabhlok	77,500	2,800,603	35,000	487,500	1,495,375	20,921,875
Walter F. Scott III	77,500	2,803,043	35,000	487,500	1,495,375	20,921,875
Ellen W. Taylor	220,000	9,460,000	—	—	—	—

(1)
Upon exercise of the options, an option holder did not necessarily receive the amount reported under the column "Value Realized." The amounts reported above under the column "Value Realized" merely reflect the amount by which the fair market value of our common stock on the date the option was exercised exceeded the exercise price of the option. The option holder does not realize any cash until the shares issued upon exercise of the options are sold.

(2)
These values have been calculated on the basis of the fair market value of our common stock on December 29, 2000, $45.00, less the applicable exercise price per share, multiplied by the number of shares underlying such options.

COMPENSATION AND OTHER TRANSACTIONS WITH OFFICERS AND DIRECTORS

    For information concerning compensation and severance agreements and other transactions between the Company and certain executive officers and directors, see "Executive Compensation," "Director Compensation," "Related Party Transactions" and "Compensation Committee Interlocks and Insider Participation Interlocks".

AUDIT COMMITTEE REPORT

    Under the guidance of a written charter adopted by the Board of Directors, the Audit Committee is responsible for making recommendations to the Board regarding the selection of independent accountants, reviewing the scope of audit and other services by our independent accountants, reviewing the accounting principles and auditing practices and procedures to be used for our financial statements and reviewing the results of those audits. A copy of the charter is included in Appendix A to this proxy statement.

    Each of the members of the Audit Committee in "independent" as defined by the listing standards of the National Association of Securities Dealers.

    Management has the primary responsibility for the system of internal controls and the financial reporting process. The independent accountants have the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with auditing standards generally accepted in the United States of America. The Audit Committee has the responsibility to monitor and oversee these processes.

    In fulfilling its responsibilities, the Audit Committee recommended to the Board the selection of the Company's independent accountants, PricewaterhouseCoopers LLP. That firm has discussed with the Audit Committee and provided written disclosures to the Audit Committee on (1) that firm's independence as required by the Independence Standards Board and (2) the matters required to be communicated under auditing standards generally accepted in the United States of America.

    The Audit Committee reviewed with the Senior Vice President of Finance and Corporate Development and the independent accountants the overall scope and specific plans for their respective audits.

    The Audit Committee met separately with the Senior Vice President of Finance and Corporate Development and the independent accountants to review the results of their examinations, their evaluation of the Company's internal controls, and the overall quality of the Company's accounting and financial reporting.

    The Audit Committee reviewed and discussed with management and the independent accountants the Company's audited financial statements.

    The Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on form 10-K for the year ended December 31, 2000, as filed with the Securities and Exchange Commission.

    See page 4 of this proxy statement "Board of Directors' Meetings and Committees" for information on the Committee's meetings in 2000.

                      AUDIT COMMITTEE
                      Timothy C.K. Chou
                      Frank J. Polestra
                      Michael J. Roberts

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

    PricewaterhouseCoopers LLP has been the independent accounting firm that audits the financial statements of the Company since December 1999. In accordance with standing policy, PricewaterhouseCoopers periodically changes the personnel who work on the audit.

    In addition to performing the audit of the Company's consolidated financial statements, PricewaterhouseCoopers provided various other services during 2000. The aggregate fees billed for 2000 for each of the following categories of services are set forth below:

Audit and review of the Company's 2000 financial statements	$184,000
Financial information systems design and implementation	$—
All other services	$765,000

    "All other services" includes (i) registration related services, (ii) tax planning and the preparation of tax returns of the Company and (iii) acquisition related audits, filings, and due diligence reviews.

    The Audit Committee reviews summaries of the services provided by PricewaterhouseCoopers and the related fees and has considered whether the provision of non-audit services is compatible with maintaining the independence of PricewaterhouseCoopers.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Company's executive compensation program has been administered by the Compensation Committee of the Board since May 31, 2000. Prior to May 31, 2000 compensation decisions and grants of stock options were made by the Board. The current members of the Compensation Committee are Frank J. Polestra and Dennis J. Wong, each of whom is a non-employee director within the meaning of Section 16 of the Exchange Act and an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code.

General Compensation Philosophy

    The role of the Compensation Committee is to review and administer all compensation arrangements for executive officers, and to be responsible for administering the Company's benefit plans. The Company's compensation policy for officers is to provide market-based compensation to executives and senior managers, with an emphasis on performance-based cash and equity incentives tied to specific strategic business achievements.

Executive Compensation

    Base Salary.  Salaries for executive officers for 2000 were generally determined on an individual basis by the Board of Directors at the time of hire and were set to be competitive with comparable software businesses. For 2001, the Compensation Committee will review the base salaries of the executive officers by evaluating each executive's scope of responsibility and performance, as well as the salaries for similar positions at comparable companies

    Cash Bonus.  Executive officers are eligible to receive annual cash performance bonuses that are set forth in individual employment agreements and vary based on the specific individual and position. Bonuses are awarded based on individual achievement of goals and based on the Company achieving specific milestones.

    Stock Options.  Executive officers are eligible to receive annual performance-based equity compensation in the form of stock options. The Compensation Committee believes that equity-based compensation in the form of stock options links the interests of executives with the long-term interests of the Company's stockholders and encourages executives to remain in employed by the Company.

Since 1993, the Company has issued stock options to executives pursuant to the 1993 Stock Option Plan. Grants are awarded based on a number of factors, including the Company's achievement of specific milestones, the individual's level of responsibility, the amount and term of options already held by the individual, the individual's contributions to the achievement of Embarcadero Technologies' financial and strategic objectives, and industry practices and norms.

Chief Executive Officer Compensation

    Stephen R. Wong's base salary for 2000 was $60,000. Mr. Wong did not receive any stock options during fiscal 2000. For 2000, Mr. Wong's compensation was based on factors described above for all executive officers. For 2001, the Compensation Committee will evaluate his compensation consistent with the factors described above for all executive officers.

Compliance with Internal Revenue Code Section 162(m)

    Section 162(m) of the Code limits the tax deduction to $1 million for compensation paid to certain executives of public companies. However, performance-based compensation that has been approved by stockholders is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals and the Board committee that establishes such goals consists only of "outside directors". Additionally, stock options will qualify for the performance-based exception where, among other requirements, the exercise price of the option is not less than the fair market value of the stock on the date of grant, and the plan includes a per-executive limitation on the number of shares for which options may be granted during a specified period. All members of the Compensation Committee qualify as outside directors. The 1993 Stock Option Plan has been approved by the Company's stockholders in order that grants made thereunder will meet the Section 162(m) requirements for "performance based" compensation and will be exempt from the limitations on deductibility. Historically, the combined salary and bonus of each executive officer has been below the $1 million limit. The Compensation Committee's present intention is to grant future compensation that does not exceed the limitations of Section 162(m), although the Compensation Committee reserves the right to award compensation that does not comply with these limits on a case-by-case basis.

                      COMPENSATION COMMITTEE

                      Frank J. Polestra
                      Dennis J. Wong

COMPANY STOCK PRICE PERFORMANCE

    The following graph shows the total stockholder return of an investment of $100 in cash on April 20, 2000, the date the Company's common stock began to trade on the Nasdaq National Market, through December 29, 2000, the last date of trading of fiscal 2000 for (i) the Company's common stock, (ii) the NASDAQ Stock Market (U.S.) Index, and (iii) the JP Morgan H&Q Computer Software Index. All values assume reinvestment of the full amount of all dividends.

COMPARISON OF 8 MONTH CUMULATIVE TOTAL RETURN*
AMONG EMBARCADERO TECHNOLOGIES, INC.,
THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE JP MORGAN H & Q COMPUTER SOFTWARE INDEX

*
$100 INVESTED ON 4/20/00 IN STOCK OR INDEX — INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING DECEMBER 31.

	Cumulative Total Return
	4/20/2000	12/31/2000
EMBARCADERO TECHNOLOGIES INC.	$100.00	$281.25
NASDAQ STOCK MARKET (U.S.)	$100.00	$67.61
JP MORGAN H&Q COMPUTER SOFTWARE	$100.00	$90.01

    This section is not "soliciting material," is not deemed "filed" with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

CERTAIN TRANSACTIONS

    Since January 1, 2000, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeds $60,000 and in which any current director, executive officer or holder of more that 5% of the Company's common stock had or will have a direct or indirect interest other than (1) compensation arrangements, which are described where required under "Management" and (2) the transactions described below.

Employment Agreements and Other Compensation Arrangements

    In January 2000, we entered into a letter agreement with Raj P. Sabhlok, our Senior Vice President of Finance and Corporate Development. Under the letter agreement, Mr. Sabhlok receives an annual base salary of $200,000 and is eligible for an annual bonus of up to $75,000. Mr. Sabhlok also received an option to purchase 500,000 shares of common stock at an exercise price of $1.50 per share and an option to purchase 100,000 shares of common stock at an exercise price of $5.00 per share. Mr. Sabhlok's options will continue to vest for six months following his termination if we terminate his employment without cause after January 24, 2001. Mr. Sabhlok is also entitled to six months' severence pay and benefits following his termination without cause. We also agreed to reimburse Mr. Sabhlok for up to 70% of any losses that he suffers in the event that he is unable to realize gains on stock options from his former employer. In March 2000, we reimbursed Mr. Sabhlok $306,711 pursuant to this provision.

    In January 2000, we entered into a letter agreement with Walter F. Scott III, our Vice President of Sales. Under the letter agreement, Mr. Scott receives an annual base salary of $200,000 and is eligible for an annual bonus of up to $300,000. Mr. Scott also received an option to purchase 500,000 shares of common stock and an exercise price of $1.50 per share and an option to purchase 100,000 shares of common stock and an exercise price of $5.00 per share. Mr. Scott's options will continue to vest for six months following his termination if we terminate his employment without cause after January 2, 2001. Mr. Scott is also entitled to six months' severance pay and benefits following his termination without cause. We also agreed to reimburse Mr. Scott for up to 70% of the losses that he suffers in the event that he is unable to realize gains on stock options from his former employer. In March 2000, we reimbursed Mr. Scott $76,872 pursuant to this provision.

Option Grants

    We have granted options to our directors and executive officers, and we intend to grant additional options to our directors and executive officers in the future.

Indemnification Agreements

    We have entered into indemnification agreements with our directors and executive officers. Such agreements may require us, among other things, to indemnify our officers and directors, other than for liabilities arising from willful misconduct of a culpable nature, and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Loans to Officers and Directors

    On March 1, 1999, we loaned $40,000 to each of Stephen R. Wong, our Chairman, President and Chief Executive Officer, Dennis J. Wong, a director, Stuart E. Browning, our former Vice President, and Nigel C. Myers, our Vice President of Product Development, and $55,000 to Jeffrey Newman, our Vice President of Product Development. Each of the loans was extended to finance the exercise of stock options. Messrs. S. Wong, D. Wong, Browning and Myers exercised options to purchase 800,000 shares of our common stock with their loans, and Mr. Newman exercised options to purchase

1,100,000 shares of common stock with his loan. In connection with the loans, we received promissory notes in the amount of the loans each bearing interest at the prevailing prime rate. Principal and interest were due no later than March 1, 2001. All of the notes were repaid in full in December 1999.

Other Related Party Transactions

    Stuart Browning, a former Vice President of our company, resigned his position with Embarcadero effective February 1, 2000. In February 2000, we entered into an agreement with Mr. Browning which provides for him to receive severance payments in the aggregate amount of $120,000 and continued medical benefits for up to twelve months.

    In August 1999, we entered into a three-year office lease for our former Pacific Grove facility with NewCon Software, Inc., a corporation controlled by Jeffrey Newman, who serves as our Vice President of Product Development. Our monthly payments under the lease were $10,000. The lease was terminated in November 2000.

    In September 1998, we acquired a 44% interest in Embarcadero Europe Ltd., which became our affiliated distributor. In connection with our acquisition of an equity interest in Embarcadero Europe Ltd., we also entered into a distribution agreement pursuant to which we granted Embarcadero Europe rights to distribute our products in Europe, the Middle East and Africa. In October 2000, we acquired the remaining 56% interest in Embarcadero Europe Ltd., for $3.2 million in cash. Pursuant to the transaction, Embarcadero Europe Ltd., which is based in Maidenhead, United Kingdom, became our wholly-owned subsidiary.

    We believe that the transactions above were made on terms no less favorable to us than could have been obtained from unaffiliated parties. All future transactions, including loans between us and our officers, directors, principal stockholders and their affiliates, will be approved by a majority of the board of directors, including a majority of the independent and disinterested directors, and will continue to be made on terms no less favorable to us than could have been obtained from unaffiliated parties.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16 (a) of the Securities and Exchange Act of 1934 requires the Company's directors and officers, and persons who own more than 10% of the Company's common stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and the Nasdaq National Market. Such persons are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms that they file.

    Based solely on its review of the copies of such forms furnished to the Company and written representations from the executive officers and directors, the Company believes that all Section 16(a) filing requirements were met during the Company's most recent fiscal year, except that Frank J. Polestra, a director, failed to timely file one Form 4 covering an aggregate of four transactions.

PROPOSAL NO. 2

Ratification of Appointment of Independent Auditors

    The Board of Directors has selected PricewaterhouseCoopers LLP, independent accountants, to audit the financial statements of the Company for the fiscal year ending December 31, 2001. In the event the stockholders fail to ratify the appointment, the Board will reconsider its selection. Even if the appointment is ratified, the Board, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board feels that such a change would be in the Company's and the stockholders' best interests. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so, and the representatives are expected to be available to respond to appropriate questions.

    The Audit Committee considered whether the non-audit services rendered by PricewaterhouseCoopers LLP were compatible with maintaining PricewaterhouseCoopers' independence as auditors of the Company's financial statements.

Required Vote

    The affirmative vote of the holders of a majority of the shares of the Company's Common Stock voting in person or by proxy on this proposal at the Annual Meeting is required to ratify the appointment of the independent auditors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS

ADDITIONAL INFORMATION

    The Company's Annual Report for the fiscal year ended December 31, 2000 is being mailed with this Proxy Statement to stockholders of the Company.

OTHER BUSINESS

    The Board does not presently intend to bring any other business before the meeting, and, so far as is known to the Board, no matters are to be brought before the meeting except as specified in the Notice of the Meeting. As to any business that may properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

                      By Order of the Board of Directors

                      Stephen C. Ferruolo
                      Secretary

San Francisco, CA
April 27, 2001

EXHIBIT A

    AUDIT COMMITTEE CHARTER
Adopted by the Board of Directors of Embarcadero Technologies, Inc.

Purposes:

    The purposes of the audit committee are to:

    Monitor the integrity of the financial statements of the company.

    Oversee the independence of the company's independent auditor.

    Recommend to the Board of Directors the selection of the independent auditor, evaluate the independent auditor and, where appropriate, recommend the replacement of the independent auditor; it being understood that the independent auditor is ultimately accountable to the Board of Directors and the audit committee, and that the Board of Directors and the audit committee have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditor (or to propose the independent auditor for stockholder approval).

Composition:

    The audit committee shall be composed of three or more directors, as determined by the Board of Directors, each of whom shall be meet the independence and financial literacy requirements of Nasdaq and at least one of whom shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

    Unless a chair is designated by the Board of Directors, the committee members may appoint their own chair by majority vote.

Responsibilities

    Recommend to the Board of Directors the selection of the independent auditor, which shall ultimately be accountable to the audit committee and the Board of Directors.

    Evaluate the written disclosures and the letter that the independent auditor submits to the audit committee regarding the auditor's independence in accordance with Independence Standards Board Standard No. 1, discuss such reports with the auditor and, if so determined by the audit committee in response to such reports, recommend that the Board of Directors take appropriate action to oversee the independence of the independent auditor.

    Discuss with the independent auditor the matters required to be discussed by SAS 61, as it may be modified or supplemented.

    Meet with management and the independent auditor to review and discuss the annual financial statements and the report of the independent auditor thereon and, to the extent the independent auditor or management brings any such matters to the attention of the audit committee, to discuss significant issues encountered in the course of the audit work, including restrictions on the scope of activities, access to required information or the adequacy of internal controls.

    Review the management letter delivered by the independent auditor in connection with the audit.

    Following such reviews and discussions, if so determined by the audit committee, recommend to the Board of Directors that the annual financial statements be included in the company's annual report.

A-1

    Meet quarterly with management and the independent auditor to review and discuss the quarterly financial statements; provided that this responsibility may be delegated to the chairman of the audit committee.

    Meet at least once each year in separate executive sessions with management and the independent auditor to discuss matters that the committee or either of these groups believes could significantly affect the financial statements and should be discussed privately.

    Have such meetings with management as the audit committee deems appropriate to discuss significant financial risk exposures facing the company, and steps management has taken to monitor and control such exposures.

    Review significant changes to the company's accounting principles and practices proposed by the independent auditor or management.

    Evaluate the performance of the independent auditor and, if so determined by the audit committee, recommend to the Board of Directors replacement of the independent auditor.

    At the request of company counsel, review with company counsel legal and regulatory matters that may have a significant impact on the company's financial statements, compliance policies or programs.

    Conduct or authorize such inquiries into matters within the committee's scope of responsibility as the committee deems appropriate. The committee shall be empowered to retain independent counsel and other professionals to assist in the conduct of any such inquiries.

    Provide minutes of audit committee meetings to the Board of Directors, and report to the Board of Directors on any significant matters arising from the committee's work.

    At least annually, review and reassess this charter and, if appropriate, recommend proposed changes to the Board of Directors.

    Prepare the report required by the rules of the Securities and Exchange Commission to be included in the company's annual proxy statement.

It is not the responsibility of the audit committee to plan or conduct audits, or to determine whether the company's financial statements are complete and accurate or in accordance with generally accepted accounting principles. It is not the responsibility of the audit committee to conduct inquiries, to resolve disagreements, if any, between management and the independent auditor, or to assure compliance with laws, regulations or company compliance policies or programs.

A-2

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS OF
EMBARCADERO TECHNOLOGIES, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
EMBARCADERO TECHNOLOGIES, INC.

June 5, 2001

    The undersigned hereby appoints Stephen R. Wong and Raj P. Sabhlok, or either of them, each with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of EMBARCADERO TECHNOLOGIES, INC. (the "Company") to be held at 10:00 a.m. local time on Tuesday, June 5, 2001, at the Hyatt Regency San Francisco, 5 Embarcadero Center, San Francisco, California, 94111 and at any adjournments or postponements thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting on the following matters:

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE TWO NOMINEES AND FOR ALL OTHER PROPOSALS. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof to the extent authorized by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended.

/*\ FOLD AND DETACH HERE /*\

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE TWO NOMINEES AND FOR PROPOSAL 2.	Please mark your votes as indicated in this example	/x/
	FOR all nominees listed below (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for all nominees listed below
1. ELECTION OF DIRECTORS	/ /	/ /
Nominees: Timothy C.K. Chou Frank J. Polestra
Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below:

		FOR	AGAINST	ABSTAIN
2.	To ratify the appointment of PricewaterhouseCoopers LLP as independent public accountants of the Company for the fiscal year ending December 31, 2001.	/ /	/ /	/ /
3.	To transact such other business as may properly come before the meeting or any adjournment thereof.
Please check the following box if you plan to attend the meeting:				/ /

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

		Dated	, 2001
Signature (print title, if applicable)	Signature (print title, if applicable)

Please sign exactly as your name(s) appear(s) on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy. If shares of stock are held of record by a corporation, the proxy should be executed by the president or vice president and the secretary or assistant secretary. Executors, administrators or other fiduciaries who execute the above proxy for a deceased stockholder should give their full title. Please date the proxy.

/*\ FOLD AND DETACH HERE /*\

QuickLinks

STOCKHOLDER PROPOSALS
PROPOSAL NO. 1 ELECTION OF DIRECTORS
BOARD OF DIRECTORS' MEETINGS AND COMMITTEES
DIRECTOR COMPENSATION
COMPENSATION COMMITTEE INTERLOCK AND INSIDER PARTICIPATION INTERLOCKS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
COMPENSATION AND OTHER TRANSACTIONS WITH OFFICERS AND DIRECTORS
AUDIT COMMITTEE REPORT
RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
COMPANY STOCK PRICE PERFORMANCE
COMPARISON OF 8 MONTH CUMULATIVE TOTAL RETURN* AMONG EMBARCADERO TECHNOLOGIES, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX AND THE JP MORGAN H & Q COMPUTER SOFTWARE INDEX
CERTAIN TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PROPOSAL NO. 2 Ratification of Appointment of Independent Auditors
ADDITIONAL INFORMATION
OTHER BUSINESS
EXHIBIT A